As filed with the Securities and Exchange Commission on November 15, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IntelGenx Techologies Corp.
(Exact name of registrant as specified in its charter)

6425 Abrams
Saint Laurent, Quebec
H4S 1X9, Canada
Delaware	Telephone (514) 331-7440	87-0638336
(State or other jurisdiction of	(Address of principal executive	(I.R.S. Employer
Incorporation or organization)	offices)	Identification No.)

2006 STOCK OPTION PLAN
(Full title of the Plan)

Horst Zerbe
Chief Executive Officer
IntelGenx Technologies Corp,
6425 Abrams, Quebec, H4S 1X9
(514) 331-7440
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Richard Raymer
Hodgson Russ LLP
150 King Street West, Suite 2309,
Toronto, Ontario M5H 1J9
Canada
Tel: (416) 595-5100

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $.00001 per share	1,707,378	$0.30	512,214	$36.52

(1)

Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to the shares covered by this registration statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average low and high sales prices of the registrant’s Common Stock on November 8, 2010, as reported on the OTC Bulletin Board.

(3)

The registrant’s Amended and Restated 2006 Stock Option Plan (the “Amended 2006 Plan”) authorizes the issuance of a maximum of 3,308,127 shares of the registrant’s common stock, of which 1,600,749 shares were previously registered under the 2006 Stock Option Plan (the “2006 Plan) on Forms S-8, File Nos. 333-138857, filed on November 21, 2006. The contents of such prior registration statements are incorporated by reference herein. This registration statement registers an additional 1,707,378 shares under the Amended 2006 Plan.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

The registration statement on Forms S-8 (File Nos. 333-138857) was filed with the Securities and Exchange Commission on November 21, 2006 covering the registration of 1,600,749 shares previously authorized for issuance under the registrant’s 2006 Stock Option Plan. . Pursuant to Rule 429 and General Instruction E of Form S-8, this registration statement is being filed to register an additional 1,707,378 shares authorized under the Amended 2006 Plan. This registration statement should also be considered a post-effective amendment to the prior registration statements. The contents of the aforementioned registration statements are incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement on Form S-8 (the “Registration Statement”).

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 30, 2010,

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 [and September 30] 2010, filed on May 14, August 12 and November 9 2010, respectively;

(c)	Current Reports on Form 8-K filed on March 4, 2010, April 21, 2010, May 4, 2010, May 11, 2010, May 13, 2010, June 3, 2010, June 21, 2010, July 29, 2010 and August 11, 2010, August 30, 2010; and

(c)

The description of the registrant’s common stock set forth in the registration statement on Form 10SB12G, and any amendments thereto, registering the registrant’s common stock under Section 12 of the Securities Exchange Act of 1934, which was filed with the Securities and Exchange Commission on July 28, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is also deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

     Under Section 145(a) of the General Corporation Law of Delaware, we may indemnify any of our officers or directors in any action other than actions by or in the right of our company, whether civil, criminal, administrative or investigative, if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceedings if such director or officer has no reasonable cause to believe his conduct was unlawful. Under Section 145(b), we may indemnify any of our officers or directors in any action by or in the right of our company against expenses actually and reasonably incurred by him in the defense or settlement of such action if such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, except where such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to us, unless, on application, the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person in view of all the circumstances is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Section 145(c) provides for mandatory indemnification of officers or directors who have been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b). Section 145(d) authorizes indemnification under subsections (a) and (b) in specific cases if approved by our board of directors or stockholders upon a finding that the officer or director in question has met the requisite statutory standards of conduct. Section 145(g) empowers us to purchase insurance coverage for any director, officer, employee or agent against any liability incurred by him in his capacity as such, whether or not we would have the power to indemnify him under the provisions of the Delaware General Corporation Law. The foregoing is only a summary of the described sections of the Delaware General Corporation Law and is qualified in its entirety by reference to such sections. Our bylaws provide that we shall indemnify each of our officers and directors to the fullest extent permitted by applicable law. Our certificate of incorporation also provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director..

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit	Description
4.1	2006 Stock Option Plan (incorporated by reference to the Form S-8 filed on November 21, 2006, SEC File Number 333-138857 )

4.2	Amended and Restated 2006 Stock Option Plan (May 29, 2008) (incorporated by reference to Exhibit 10.24 to the registrants Form 10K filed March 25, 2009)

4.3	Amended and Restated 2006 Stock Option Plan (filed herewith)

5.1	Opinion of Hodgson Russ LLP as to the legality of the securities being registered (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm – RSM Chamberland Richter LLC (filed herewith)

23.3	Consent of Hodgson Russ LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

Item 9. Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Horst G. Zerbe his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ville St- Laurent, Province of Quebec, on November 15, 2010.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Horst G. Zerbe
Name: Horst G. Zerbe
Title: Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ Paul A. Simmons
Name: Paul A. Simmons
Title: Chief Financial Officer, (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Horst G. Zerbe	November 15, 2010
Name: Horst G. Zerbe
Title: Director, Chief Executive Officer and President

By: /s/Paul A. Simmons	November 15, 2010
Name: Paul A. Simmons
Title: Chief Financial Officer (Principal Accounting and
Financial Officer)

By: /s/ Bernard Boudreau	November 15, 2010
Name: Bernard Boudreau
Title: Director

By: /s/ Ian Troup	November 15, 2010
Name: John (Ian Troup)
Title: Director

By: /s/ Bernd Melchers	November 15 ,2010
Name: Bernd Melchers
Title: Director
By: /s/ Thomas Kissel	November 15, 2010
Name: Prof. Thomas Kissel
Title: Director

By: /s/ John Marinucci	November 15, 2010
Name: John (Giovanni) Marinucci
Title: Director

INDEX TO EXHIBITS

Exhibit	Description
4.3	Amended and Restated 2006 Stock Option Plan (filed herewith)

5.1	Opinion of Hodgson Russ LLP as to the legality of the securities being registered (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm – RSM Chamberland Richter LLC (filed herewith)

23.3	Consent of Hodgson Russ LLP (included in Exhibit 5.1)